    As filed with the Securities and Exchange Commission on February 6, 2002

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            -----------------------

                              COLDWATER CREEK INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                     82-0419266
     (State or other jurisdiction              (IRS Employer Identification No.)
   of incorporation or organization)

                            One Coldwater Creek Drive
                             Sandpoint, Idaho 83864
               (Address of principal executive offices) (Zip Code)

                        1996 Stock Option/Issuance Plan
                           (Full title of the Plan(s))

                            -----------------------

                              Georgia Shonk-Simmons
                      President and Chief Executive Officer
                              Coldwater Creek Inc.
                            One Coldwater Creek Drive
                             Sandpoint, Idaho 83864
                     (Name and address of agent for service)
                                 (208) 263-2266
          (Telephone Number, including area code, of agent for service)

==================================================================================================================================
                                                             Proposed Maximum
                                           Amount to be     Offering Price per           Proposed Maximum            Amount of
Title of Securities to be Registered      Registered(1)          Share(2)           Aggregate Offering Price(2)   Registration Fee
------------------------------------      -------------     ------------------      ---------------------------   ----------------
1996 Stock Option/Issuance Plan
Common Stock, $.01 par value              400,000 shares          $15.975                   $6,390,000                $587.88
==================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the 1996 Stock Option/Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's common stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's common stock on February 4, 2002, as reported by the Nasdaq National Market.

     Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 400,000 shares of common stock of the Registrant for issuance under the 1996 Stock Option/Issuance Plan. The contents of the prior Registration Statements relating to the Plan, Filing Nos. 333-60099 and 333-31699 are incorporated herein by reference.

                                     PART II

               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

     Coldwater Creek Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 3, 2001, filed with the Commission on June 1, 2001;

     (b) The Registrant's Quarterly Reports on Form 10-Q filed with the Commission on July 17, 2001; October 16, 2001; and January 15, 2002.

     (c) The Registrant's Registration Statement No. 000-21915 on Form 8-A filed with the Commission on December 30, 1996, pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding common stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number      Exhibit

       4            Instruments Defining the Rights of Stockholders. Reference
                    is made to Registrant's Registration Statement No. 000-21915 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to
                    this Registration Statement.
       5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
      23.1          Consent of Arthur Andersen LLP, Independent Public
                    Accountants.
      23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
      24            Power of Attorney.  Reference is made to page II-3 of this
                    Registration Statement.
      99.1          1996 Stock Option/Stock Issuance Plan, as amended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sandpoint, State of Idaho on this 6th day of February 2002.

                                       COLDWATER CREEK INC.

                                       By: /s/ Georgia Shonk-Simmons
                                           -------------------------------------
                                           Georgia Shonk-Simmons
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Coldwater Creek Inc., a Delaware corporation, do hereby constitute and appoint Georgia Shonk-Simmons, President and Chief Executive Officer the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that the said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                           Title                                     Date
       ---------                           -----                                     ----
/s/ Georgia Shonk-Simmons    President, Chief Executive Officer and             February 6, 2002
-------------------------    Director
Georgia Shonk Simmons

/s/ Dennis C. Pence          Chairman of the Board of Directors, Secretary      February 6, 2002
-------------------------    and Principal Financial Officer
Dennis C. Pence

/s/ Ann Pence                Executive Creative Director and Vice-Chairman      February 6, 2002
-------------------------    of the Board of Directors
Ann Pence

/s/ James R. Alexander       Director                                           February 6, 2002
-------------------------
James R. Alexander

       Signature                           Title                                     Date
       ---------                           -----                                     ----
/s/ Michelle Collins         Director                                           February 6, 2002
-------------------------
Michelle Collins

/s/ Curt Hecker              Director                                           February 6, 2002
-------------------------
Curt Hecker

/s/ Duncan Highsmith         Director                                           February 6, 2002
-------------------------
Duncan Highsmith

/s/ Robert H. McCall         Director                                           February 6, 2002
-------------------------
Robert H. McCall

                                   EXHIBIT INDEX

Exhibit Number      Exhibit

       4            Instruments Defining the Rights of Stockholders. Reference
                    is made to Registrant's Registration Statement No. 000-21915 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to
                    this Registration Statement.
       5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
      23.1          Consent of Arthur Andersen LLP, Independent Public
                    Accountants.
      23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
      24            Power of Attorney.  Reference is made to page II-3 of this
                    Registration Statement.
      99.1          1996 Stock Option/Stock Issuance Plan, as amended.